Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT







We consent to the incorporation by reference in this Registration Statement of Loews Corporation on Form S-8 of our report dated February 14, 2002, appearing in the Annual Report on Form 10-K of Loews Corporation for the year ended December 31, 2001.




DELOITTE & TOUCHE LLP
New York, New York
March 5, 2002